Exhibit 10.1

TERMINATION AGREEMENT AND MUTUAL GENERAL RELEASE

This Termination Agreement and Mutual General Release (the “Agreement”) is made, entered into, and given as of the 28th day of May, 2025 (the “Effective Date”), by and between Hyperscale Data, Inc., a Delaware corporation (“HDI”) and Orion Equity Partners, LLC, a Delaware limited liability company (“Orion”). HDI and Orion are at times collectively referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties entered into a certain Purchase Agreement dated as of June 20, 2024 (as subsequently amended, the “SPA”); and

WHEREAS, the Parties desire to terminate the SPA pursuant to the terms as set forth herein.

NOW, THEREFORE, in consideration of the promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.       Termination of SPA. Notwithstanding anything contained in the SPA, the Parties agree that the SPA shall be terminated in its entirety upon the Effective Date.

2.       Further Acts. The Parties agree that they will not publicly or privately disparage or criticize each other, or any of their partners, shareholders, members, directors, officers, agents, attorneys or employees. The Parties acknowledge and hereby re-affirm their continued obligation to each other with respect to maintaining the confidentiality of any confidential, privileged, or proprietary information of the other Party to which they had access, and work product developed, in connection with the SPA.

3.       Mutual Release. (i) HDI, and any entity in which HDI maintains a direct or indirect controlling or majority interest, hereby releases and forever discharges Orion, its present and future members, officers, managers, agents, consultants, employees, representatives, attorneys, and insurers, as applicable, together with all successors and assigns of any of the foregoing (collectively, the “Orion Releasees”), of and from all claims, demands, actions, causes of action, rights of action, contracts, controversies, covenants, obligations, agreements, damages, penalties, interest, fees, expenses, costs, remedies, reckonings, extents, responsibilities, liabilities, suits, and proceedings of whatsoever kind, nature, or description, direct or indirect, vested or contingent, known or unknown, suspected or unsuspected, in contract, tort, law, equity, or otherwise, under the laws of any jurisdiction, that HDI, and any entity with which HDI is affiliated or in which it maintains a direct or indirect controlling or majority interest, or its predecessors, directors, officers, stockholders, employees, agents, legal representatives, successors or assigns, ever had, now has, or hereafter can, shall, or may have, against the Orion Releasees, as set forth above, jointly or severally, for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world through, and including, the date of this Agreement (“HDI Claims”); and (ii) Orion, and any entity in which Orion maintains a direct or indirect controlling or majority interest, together with the Lender (as hereinafter defined), hereby releases and forever discharges HDI, its present and future directors, officers, stockholders, partners, agents, consultants, employees, representatives, attorneys, and insurers, as applicable, together with all successors and assigns of any of the foregoing (collectively, the “HDI Releasees”), of and from all claims, demands, actions, causes of action, rights of action, contracts, controversies, covenants, obligations, agreements, damages, penalties, interest, fees, expenses, costs, remedies, reckonings, extents, responsibilities, liabilities, suits, and proceedings of whatsoever kind, nature, or description, direct or indirect, vested or contingent, known or unknown, suspected or unsuspected, in contract, tort, law, equity, or otherwise, under the laws of any jurisdiction, that Orion, and any entity with which Orion is affiliated or in which it maintains a direct or indirect controlling or majority interest, or its predecessors, officers, directors, partners, employees, agents, legal representatives, successors or assigns, ever had, now has, or hereafter can, shall, or may have, against the HDI Releasees, as set forth above, jointly or severally, for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world through, and including, the date of this Agreement (“Orion Claims” and with the HDI Claims, the “Claims”). Notwithstanding anything herein to the contrary, the release of the HDI Claims and Orion Claims shall not release any claims or responsibilities under this Agreement.

In connection with the releases provided for in this Agreement, each of HDI and Orion (for itself and HDI Releasees and Orion Releasees, as applicable) expressly waives, releases, and forever discharges any and all provisions, rights, and benefits conferred by (i) § 1542 of the California Civil Code (as shown below) or (ii) any law of any State or territory of the United States or other jurisdiction, or principle of common law, which is similar, comparable, or equivalent to § 1542 of the California Civil Code, which reads:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

4.       Existing Funds and Shares Held by Orion; Repayment of Note. Orion acknowledges that (i) HDI has delivered to Orion Advances Notices and Shares (the “Existing Shares”), together with (ii) cash held in escrow by Orion from prior Advances, that equals $1,250,000 of aggregate net proceeds related to Advances on or prior to the date of this Agreement (the “Existing Funds”), which Existing Funds shall be paid on the Effective Date by Orion to Oree Lending Company, LLC (“Oree”) and Helios Funds, LLC (“Helios” and together with Oree, the “Lender”) as repayment in full to the Lender under the Promissory Note in the principal face amount of $1,250,000 (the “Note”) issued by HDI to the Lender on May 27, 2025. As of the Effective Date, regardless of when the Existing Shares are sold and the Existing Funds are paid to the Lender, the Note shall be deemed by the Lender to have been paid in full and no longer outstanding.

5.       Assignment. Each Party to this Agreement hereby covenants and represents to the other Party that it has not assigned, transferred, or otherwise conveyed any of the Claims being released herein.

6.       Consideration. Each Party to this Agreement acknowledges that it has received good, valuable and sufficient consideration for entering into this Agreement and further acknowledges and warrants that, except as expressly provided herein, this Agreement shall not be voidable for any reason including, but not limited to, any claim of mistake of fact or the adequacy or inadequacy of consideration.

7.       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

8.       Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York in the State of New York for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9.       Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Party to this Agreement will be entitled to specific performance hereunder. Accordingly, the Parties agree that, in addition to any other remedies available to it at law or in equity, any Party shall be entitled to seek injunctive relief to enforce the terms of this Agreement.

10.       Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

11.       Counterparts/Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

12.       Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13.       Expenses. The Parties hereto shall pay their own costs and expenses in connection herewith.

14.       Attorneys’ Fees.  In the event that it should become necessary for any Party entitled hereunder to bring suit against any other Party to this Agreement for a breach of this Agreement, the Parties hereby covenant and agree that the prevailing Party shall be entitled to recover all reasonable attorneys’ fees and costs of court incurred in connection with any such dispute.

15.       Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by all parties to this Agreement. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

16.       Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

17.       Definitions. Any capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the SPA.

18.       Construction.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

HYPERSCALE DATA, INC.

By:
Name:	William B. Horne
Title:	Chief Executive Officer

ORION EQUITY PARTNERS, LLC

By:
Name:	William Coons
Title:	Manager

SOLELY FOR PURPOSES OF SECTIONS 3 AND 4 HEREOF:

OREE LENDING COMPANY, LLC

By:
Name:	William Coons
Title:	Manager

HELIOS FUNDS, LLC

By:
Name:	John D. Lowry
Title:	Manager